UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☐	Soliciting Material Pursuant to §240.14a-12

Docucorp International, Inc.
(Name of Registrant as Specified In Its Charter)

Michael D. Andereck, President and CEO
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DOCUCORP INTERNATIONAL, INC.

5400 LBJ Freeway, Suite 300

Dallas, Texas 75240

October 25, 2006

Dear Stockholders:

Enclosed is a proxy statement for the Annual Meeting of Stockholders to be held on Tuesday, December 5, 2006, at the Hotel Crescent Court, 400 Crescent Court, Dallas, Texas at 9:00 a.m., local time. Also enclosed are a proxy card and a copy of the Annual Report on Form 10-K for fiscal 2006.

On the following pages you will find a Notice of Annual Meeting of Stockholders and Proxy Statement. The following items of formal business will be presented at the Annual Meeting:

(i)            The election of six directors to the Board of Directors; and

(ii)        The adoption of the proposed 2006 Equity Compensation Plan

I ask for your support for the foregoing items.

During the Annual Meeting there will be a time for discussion, and I encourage you to present comments, questions and ideas at the Annual Meeting during the discussion period.

Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, please date, sign and return the enclosed proxy card in the enclosed envelope (which requires no postage if mailed in the United States).

I hope that you are able to join us at the Annual Meeting.

Sincerely,

Michael D. Andereck
President and Chief Executive Officer

DOCUCORP INTERNATIONAL, INC.
5400 LBJ Freeway, Suite 300
Dallas, Texas 75240

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 5, 2006

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Docucorp International, Inc., a Delaware corporation, will be held at the Hotel Crescent Court, Dallas, Texas, on December 5, 2006 at 9:00 a.m., local time, for the following purposes:

(i)    The election of six directors to the Board of Directors;

(ii)   The adoption of the proposed 2006 Equity Compensation plan; and

(iii)    To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on October 20, 2006 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, please date, sign and return the enclosed proxy card in the enclosed envelope (which requires no postage if mailed in the United States).

By Order of the Board of Directors,

Barry R. Werner
Secretary
October 25, 2006
Dallas, Texas

PROXY STATEMENT
for
ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 5, 2006

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Docucorp International, Inc. (the “Company”) of proxies for use at the Annual Meeting of Stockholders to be held on Tuesday, December 5, 2006 at 9:00 a.m., local time, and at any and all adjournments or postponements thereof. The Annual Meeting will be held at the Hotel Crescent Court, 400 Crescent Court, Dallas, Texas. Proxies in the form enclosed will be voted at the Annual Meeting, if properly executed, returned to us prior to the meeting and not revoked. The proxy may be revoked at any time before it is voted by giving written notice to the Secretary of Docucorp.

ACTIONS TO BE TAKEN AT THE MEETING

At the Annual Meeting, holders of Docucorp Common Stock will consider and vote for the election of six nominees as directors of the Company and for the adoption of the proposed 2006 Equity Compensation Plan. In addition, any other business as may properly come before the Annual Meeting will be considered and the persons named in the proxies will vote in accordance with their judgment on such business. The Board of Directors knows of no such other business that will be brought before the Annual Meeting as of the date of this Proxy Statement.

Only holders of record of Common Stock at the close of business on October 20, 2006 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. As of October 13, 2006, we had outstanding, and entitled to vote at the Annual Meeting, approximately 11.6 million shares of Common Stock. Holders of record of Common Stock are entitled to one vote per share on the matters to be considered at the Annual Meeting.

The presence, either in person or by properly executed proxy, of the holders of record of a majority of the Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. The election as a director of each nominee requires the affirmative vote of the holders of record of a plurality of the outstanding voting power of the shares of Common Stock represented, in person or by proxy, at the Annual Meeting. Approval of the 2006 Equity Compensation Plan requires the affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting.

The accompanying proxy, unless the stockholder otherwise specifies in the proxy, will be voted (i) for the election as directors of the six nominees set forth in this Proxy Statement, (ii) for the adoption of the 2006 Equity Compensation Plan and (iii) at the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment thereof.

If a stockholder owns shares in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as “broker non-votes”). Abstentions and “broker non-votes” are counted as present and entitled to vote for the purposes of determining a quorum but are not counted for purposes of the election of a director. In connection with adoption of the proposed 2006 Equity Compensation plan, (i) abstentions will be treated as shares entitled to vote but not tabulated as a vote cast in respect of such proposal, therefore having the effect of a vote against the proposal and (ii) broker non-votes, if any, will be treated as shares that are not entitled to vote.

If any other matter or business is brought before the meeting, the proxy holders may vote the proxies in their discretion. The directors do not know of any such other matter or business.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information regarding the beneficial ownership of Docucorp Common Stock as of October 13, 2006 for (i) each person who is known by us to own beneficially more than 5% of the outstanding shares of Docucorp Common Stock, (ii) each director, (iii) each current executive officer listed in the Summary Compensation Table set forth under the caption “Executive Compensation” and (iv) all of the directors and current executive officers of Docucorp as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each stockholder identified in the table possesses sole voting and investment power with respect to its or his shares.

	Shares Owned
Name	Number	Percent
Milledge A. Hart, III(1)	348,099	3.0%
Michael D. Andereck(2)	1,199,729	10.3
Anshoo S. Gupta(3)	154,249	1.3
John D. Loewenberg(4)	175,838	1.5
George F. Raymond(5)	121,374	1.0
Arthur R. Spector(6)	104,418	*
B. Bruce Dale(7)	257,527	2.2
J. Robert Gary	64,000	*
Kerry K. LeCrone(8)	92,877	*
James R. Skinner(9)	135,267	1.2
All Directors and Executive Officers as a group (10 persons)	2,653,378	22.8%
RGM Capital(10)	1,068,340	9.2%
Wellington Management Co. L.L.P.(11)	837,739	8.2%

                 * Less than one percent.

       (1) Includes 106,500 shares of Common Stock issuable pursuant to exercisable stock options.

       (2) Includes 96,678 shares held in a trust, which is not in Mr. Andereck’s control. Mr. Andereck disclaims any beneficial ownership as to such shares. In addition, includes 220,000 shares of Common Stock issuable pursuant to exercisable stock options. The stockholder’s address is c/o Docucorp, 5400 LBJ Freeway, Suite 300, Dallas, Texas 75240

       (3) Includes 142,500 shares of Common Stock issuable pursuant to exercisable stock options.

       (4) Includes 128,258 shares of Common Stock issuable pursuant to exercisable stock options.

       (5) Includes 102,500 shares of Common Stock issuable pursuant to exercisable stock options.

       (6) Includes 86,500 shares of Common Stock issuable pursuant to exercisable stock options.

       (7) Includes 135,000 shares of Common Stock issuable pursuant to exercisable stock options.

       (8) Includes 39,000 shares of Common Stock issuable pursuant to exercisable stock options.

       (9) Includes 95,000 shares of Common Stock issuable pursuant to exercisable stock options.

(10) Based on Schedule 13D filed on August 23, 2006. The address of RGM Capital is 6621 Willow Park Drive, Suite 100, Naples. FL 34109.

(11) Based on Schedule 13F filed on August 14, 2006. The address of Wellington Management Co. L.L.P. is 75 State Street, Boston, Massachusetts 02109.

ELECTION OF DIRECTORS

The following six persons have been nominated for election as directors at the Annual Meeting: Milledge A. Hart, III, Michael D. Andereck, Anshoo S. Gupta, John D. Loewenberg, George F. Raymond and Arthur R. Spector. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election in his stead of any other person the Board of Directors may recommend. Each nominee has expressed his intention to serve the entire term for which election is sought. The Board of Directors recommends a vote FOR the election of each of the nominated directors.

DIRECTORS AND EXECUTIVE OFFICERS

A brief description of each executive officer and director is provided below. Directors hold office until the expiration of their term of office or until their successors are elected and qualified. All officers serve at the discretion of the Board of Directors. References to “Image Sciences” and “FormMaker” mean Image Sciences, Inc. and FormMaker Software, Inc., respectively, which were predecessors of Docucorp.

Milledge A. Hart, III, 72, was appointed Chairman of the Board of Docucorp in 1997. He served as a member of Image Sciences’ Board of Directors from 1985 to 1997. Mr. Hart is founder and currently Chairman of the Board of Hart Group, Inc. He also serves on the Board of Directors of The Home Depot, Inc. and the Board of Trustees of Southern Methodist University. Mr. Hart served as President of Electronic Data Systems from 1970 until his retirement in 1977. He is also a Trustee Emeritus of Duke University.

Michael D. Andereck, 53, has been President and Chief Executive Officer of Docucorp since 1997. From 1984 to 1997, he was President, Chief Executive Officer and a director of Image Sciences. Mr. Andereck joined Image Sciences as Vice President of Finance in 1983. From 1975 to 1983, Mr. Andereck was with KPMG LLP, where he attained the position of senior manager.

Anshoo S. Gupta, 60, was elected as a director of Docucorp in 1998. He is currently the President of JAG Operations, L.L.C., a management consulting company which he founded in 2003. He was President of Production Systems Group at Xerox Corporation from 1999 to 2002. From 1969 through 1998, Mr. Gupta held a series of financial, marketing, planning and General Management positions at Xerox. He is currently on the Board of Directors of infoUSA, Inc., and he is on the advisory board of IIT (Indian Institute of Technology) Kharagpur Foundation.

John D. Loewenberg, 66, became a director of Docucorp in 1997. He was previously Chief Executive Officer and President of FormMaker. From 1995 to 1996, he served as Executive Vice President and Chief Administrative Officer of Connecticut Mutual, a life insurance company. Prior to joining Connecticut Mutual, Mr. Loewenberg served as Senior Vice President of Aetna Life and Casualty, a multi-line insurer, and as Chief Executive Officer of Aetna Information Technology, the information systems company of Aetna Life and Casualty. Mr. Loewenberg has been the Managing Partner of JDL Enterprises, a consulting company, since 1996, and is currently Non Executive Chairman of the Board of Applix, Inc. He is also a trustee of several not for profit organizations.

George F. Raymond, 69 became a director of Docucorp in 1997. He is a private investor and software industry consultant. He is a director of BMC Software Inc., a Houston-based, publicly held software firm. He is also a director of NationsHealth, Inc. and Heartland Payment Systems, Inc., both publicly held services firms, as well as several privately held companies. Mr. Raymond founded Automatic Business Centers, Inc. (“ABC”), a payroll processing company in 1972, and sold the company to CIGNA in 1983. Mr. Raymond and other members of ABC’s management repurchased ABC in 1986 from CIGNA, and sold ABC to Automatic Data Processing (“ADP”) in 1989. In 1986, Mr. Raymond was Chairman of ITAA,

the computer software and services trade association. Mr. Raymond has practiced as a Certified Public Accountant.

Arthur R. Spector, 66, has been a director of Docucorp since 1997. From 1995 to 1997, he served as Chairman of the Board and a director of FormMaker. Since 1997, Mr. Spector has served as managing director of Safeguard International, a private equity firm. Mr. Spector is currently the Chairman of the Board of NationsHealth, Inc. He also serves as a director and officer of several portfolio companies of Safeguard International and a number of publicly held companies.

B. Bruce Dale, 43, has served as Senior Vice President, Products of Docucorp since 1997. He was Vice President of Product Development of Image Sciences from 1994 through 1997. Mr. Dale joined Image Sciences in 1986 as a Client Services Custom Software Developer. Since 1988, Mr. Dale held several management positions within Client Services, Marketing and Product Development. In 1992, he was appointed Director of Product Direction.

J. Robert Gary, 51, became Senior Vice President, Finance and Administration of Docucorp in May of 2006. From 2003 to 2005, Mr. Gary served as Executive Vice President and Chief Financial Officer of Safety-Kleen. From 2001 to 2003 and from 2005 to April 2006, he was self-employed, providing financial executive consulting services to clients. He served as Chief Administrative Officer of The Bombay Company from 2000 to 2001 and was employed by CompUSA Inc. from 1996 to 2000 where he held several senior financial officer positions including Chief Financial Officer of CompUSA Stores. Prior to 1996, Mr. Gary spent nine years in public accounting with Ernst and Young LLP.

Kerry K. LeCrone, 62, became Senior Vice President, ASP of Docucorp in 2001. Mr. LeCrone was Senior Vice President, Services of Docucorp from 1997 to 2001 and Senior Vice President, Technical and Processing Services of FormMaker from 1995 through 1997. Between 1974 and 1995, Mr. LeCrone served in various capacities for several insurance and financial service businesses with primary responsibilities for software development and operations.

James R. Skinner, 47, became Senior Vice President, Professional Services of Docucorp in 2001. From 1997 to 2001 Mr. Skinner was Vice President, Services of Docucorp. Mr. Skinner joined FormMaker in 1991 as Manager, Product Development. Prior to joining FormMaker, he worked for Prentice Hall Professional Software where he obtained experience in retail software development. Between 1977 and 1989 Mr. Skinner served in various capacities for companies in the insurance industry with responsibilities in the areas of underwriting, marketing and information technology.

The Company’s independent directors receive an annual retainer fee of $25,000, of which at least 50% must be received in Company Common Stock, a board meeting fee of $1,500 for each face-to-face board meeting, a $750 board meeting fee for each telephonic board meeting and an annual restricted stock grant of 2,500 shares. In addition, the chairman of the Audit Committee receives an additional annual retainer fee of $10,000 and non-chairman members of the Audit Committee receive an additional annual retainer of $5,000. Directors are reimbursed for out-of-pocket expenses incurred for attendance at board meetings.

Corporate Governance

The Board of Directors has determined that all of its members, other than Mr. Andereck, the Company’s CEO, qualify as “independent” directors. In making such determination, the Board of Directors has surveyed each member regarding relationships and potential conflicts of interest with the Company and has concluded, based upon the disclosures provided by each such individual, that each of its directors other than Mr. Andereck has no direct or indirect material relationship with the Company other than his service as a director.

The independent directors of the Company meet in executive session at such times, including dates of regularly scheduled meetings of the entire Board of Directors, as determined by the independent directors.

Mr. Hart, the Company’s Chairman of the Board, presides at all executive sessions of the independent directors. The independent directors met in executive sessions three times in fiscal 2006.

The Board of Directors held eleven meetings in fiscal 2006. No director attended fewer than 75% of the meetings of the Board (and any committees thereof), which they were required to attend. It is a policy of the Board of Directors to encourage directors to attend each annual meeting of stockholders. Such attendance allows for direct interaction between stockholders and members of the Board of Directors. All directors were present at the 2005 Annual Meeting.

Certain Relationships and Related Transactions

Our Board of Directors has a policy that any future transactions between Docucorp and our officers, directors and principal stockholders or their affiliates are required to be on terms no less favorable to us than may be obtained from unrelated third parties, and any such transactions are required to be approved by a majority of the disinterested directors.

Committees of the Board of Directors

The Board of Directors of Docucorp has appointed an Audit Committee, which currently consists of George F. Raymond, Chairman, Anshoo S. Gupta and Arthur R. Spector. The Audit Committee’s duties are set forth in its charter, as amended to date. Each of the members of the Audit Committee is “independent,” as defined by the rules of the Securities and Exchange Commission (“SEC”). The Board of Directors has determined that Mr. Raymond is the Audit Committee financial expert serving on the Audit Committee. A discussion of the role of the Audit Committee is provided under “Report of the Audit Committee” below. The Audit Committee held fourteen meetings in fiscal 2006. The charter for the Audit Committee may be viewed at and obtained, free of charge, from our Internet website (http://www.docucorp.com).

The Board of Directors of Docucorp has appointed a Compensation Committee, which currently consists of John D. Loewenberg, Chairman, Milledge A. Hart, III and Arthur R. Spector. The Compensation Committee’s duties include reviewing and making recommendations to the Board of Directors regarding compensation and benefit plan matters, including executive officer compensation, director compensation, employee stock option and restricted stock grants, 401(k) plan matters, employee stock purchase plan matters and other defined benefit plan matters. The Compensation Committee held three meetings in fiscal 2006. The charter for the Compensation Committee may be viewed at and obtained, free of charge, from our Internet website (http://www.docucorp.com).

The Board of Directors has also appointed a Governance and Nominating Committee, which currently consists of Milledge A. Hart, III, Chairman, Anshoo S. Gupta, John D. Loewenberg, George F. Raymond and Arthur R. Spector. The duties of the Governance and Nominating Committee include recommending to the Board of Directors potential members to be added as new or replacement members to the Board of Directors and recommending corporate governance guidelines to the full Board of Directors. The Governance and Nominating Committee held two meetings in fiscal 2006. The charter for the Governance and Nominating Committee may be viewed at and obtained, free of charge, from our Internet website (http://www.docucorp.com).

Compensation Committee Interlocks and Insider Participation

No executive officer has served as a member of the Compensation Committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer has served as a director of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of Docucorp.

Stockholder Communications with the Board of Directors

Any Company stockholder who wishes to communicate with the Board of Directors or with an individual director regarding corporate governance or long-term strategy, may direct such communications to the Board of Directors, Docucorp International, Inc. 5400 LBJ Freeway, Suite 300 Dallas, TX 75240. The communication must be clearly addressed to the Company’s Board of Directors or to a specific director, in his or her role as a director. The Board of Directors has approved a process pursuant to which any such correspondence will be forwarded to the Chairman of the Governance and Nominating committee for appropriate response.

Board Membership Criteria

The Governance and Nominating Committee works with the Board of Directors on an annual basis to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members. In evaluating the suitability of individual Board members, the Board of Directors takes into account many factors including general business knowledge, strategic business perspective, industry experience, educational and professional background and other elements relevant to the success of the Company. Each candidate for director must possess at least the following specific minimum qualifications:

•       Each candidate shall be prepared to represent the best interests of all the Company’s stockholders and not just one particular constituency.

•       Each candidate shall be an individual who has demonstrated integrity and ethics in his/her personal and professional life and has established a record of professional accomplishment in his/her chosen field.

•       No candidate shall have any material personal, financial or professional interest in any present or potential competitor of the Company.

•       Each candidate shall be prepared to participate fully in activities of the Board of Directors, including active membership in at least one Committee of the Board of Directors and attendance at, and active participation in, meetings of the Board of Directors and the Committee(s) of the Board of Directors of which he or she is a member, and not have other personal or professional commitments that would, in the Governance and Nominating Committee’s sole judgment, interfere with or limit his or her ability to do so.

Although not an automatic disqualifying factor, the inability of a candidate to meet the independence and other governing standards of the NASDAQ or the SEC will be a significant negative factor in any assessment of a candidate’s suitability.

Internal Process of Identifying Candidates

The Governance and Nominating Committee will use a variety of means for identifying potential nominees for director, including the use of outside search firms and recommendations from current members of the Board of Directors and from stockholders. In determining whether to nominate a candidate, the Governance and Nominating Committee will consider the current composition and capabilities of serving board members, as well as additional capabilities considered necessary or desirable in light of existing and future Company needs. One or more of the members of the Governance and Nominating Committee may interview, or have an outside search firm interview, a prospective candidate who is identified as having high potential to satisfy the expectations, requirements, qualities and responsibilities for membership on the Board of Directors. Other directors who are not members of the Governance and Nominating Committee may also interview prospective candidates. Reports from those interviews or from Governance and Nominating Committee members with personal knowledge and experience with the candidate, resumes, information provided by other contacts and other information deemed relevant by the Governance and Nominating Committee are then considered in determining whether a candidate shall be nominated. The Governing and Nominating Committee also exercises its independent business judgment and discretion in evaluating the suitability of a candidate for nomination.

Nomination Rights of Stockholders

Any stockholder of the Company may recommend one or more candidates to be considered by the Governance and Nominating Committee as a potential nominee or nominees for election as director of the Company at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions in accordance with Delaware corporate law. In order for the candidate recommendation to be timely for the Company’s 2007 Annual Meeting of stockholders, a stockholder’s notice to the Company’s Board of Directors must be delivered to the Company’s principal executive offices no later than August 1, 2007. Any such recommendations received will be presented to the Governing and Nominating Committee for consideration. All candidates (whether identified internally or by a stockholder) who, after evaluation based upon the criteria and process described in “Internal Process of Identifying Candidates” above, are then recommended by the Governance and Nominating Committee and approved by the Board, will be included in the Company’s recommended slate of director nominees in its proxy statement.

Executive Compensation

The following table sets forth information concerning cash compensation paid or accrued by us during the three-year period ended July 31, 2006 to or for our Chief Executive Officer and the four other highest compensated executive officers.

Long-Term Compensation Awards
		Annual Compensation $			Restricted
	Year	Salary	Bonus	Options (#)	Stock ($)(1)	Other(2)
Michael D. Andereck President and CEO	2006 2005 2004	$385,000 385,000 370,000	$86,000 25,000 60,000	0 0 20,000	$222,680 233,600 73,710	$7,503 6,442 6,583
B. Bruce Dale Sr. VP, Products	2006 2005 2004	$245,000 234,000 223,500	$45,000 8,000 22,500	0 0 15,000	$97,860 102,200 49,140	$6,629 6,442 6,190
J. Robert Gary(3) Sr. VP, Finance and Administration, CFO	2006	$62,500	$25,000	0	$400,000	$1,875
Kerry K. LeCrone Sr. VP, ASP Hosting	2006 2005 2004	$238,000 231,000 223,000	$81,000 15,000 77,500	0 0 15,000	$97,860 102,200 49,140	$9,972 6,400 6,134
James R. Skinner Sr. VP, Professional Services	2006 2005 2004	$242,000 232,000 221,500	$125,000 11,000 27,500	0 0 15,000	$97,860 102,200 49,140	$6,632 6,418 6,292

(1)          Restricted stock vests on a straight-line basis over five or seven years. Grants in 2005 and 2004 have acceleration of cumulative vesting to 25%, 50%, and 100% in the first three years if specific performance goals are attained. For the years ended July 31, 2006, 2005 and 2004, the performance goals were not attained.

(2)          Other compensation consists of 401(k) matching payments.

(3)          J. Robert Gary became Sr. VP, Finance and Administration on May 1, 2006.

In January 1997, we entered into an employment agreement with Michael D. Andereck. The employment agreement has an indefinite term and provides that Mr. Andereck’s salary is to be reviewed annually by the Board of Directors. Effective August 1, 2006, the Board of Directors set Mr. Andereck’s annual base salary for fiscal 2007 at $393,000. In addition to base salary, the agreement allows for discretionary bonuses, participation in any 401(k) plan and stock option plan maintained by us and other fringe benefits that we maintain for our top-level executives. The agreement also contains severance provisions, which if triggered, entitle Mr. Andereck to monthly severance payments in an amount equal to Mr. Andereck’s then-current monthly salary for a period of up to 12 months. The severance payments are triggered by the occurrence of any of the following events: termination of employment by us without cause, termination of employment by Mr. Andereck for good reason (which includes a material failure of us to observe or perform any material term of the employment agreement, the exclusion of Mr. Andereck from participation in any new compensation or benefit arrangement offered to similarly situated employees or a reduction in Mr. Andereck’s level of responsibility, position, authority or duties), resignation by Mr. Andereck with 60 days’ notice or total disability. The employment agreement also provides a non-competition provision prohibiting Mr. Andereck from competing against us while employed by us and for one year following the termination of payments to Mr. Andereck.

On May 1, 2006, we entered into an employment agreement with J. Robert Gary, our newly appointed Senior Vice President Finance/Administration and Chief Financial Officer. Pursuant to the employment agreement, we have agreed to pay Mr. Gary an annual base salary of $250,000 and an annual bonus based upon meeting such objectives as are set by our Board of Directors. We have also granted Mr. Gary 50,000 shares of restricted stock, vesting over a five-year period. The agreement provides Mr. Gary a lump sum severance payment equal to 12 months base salary in the event of his termination of employment without cause. We have also agreed to reimburse Mr. Gary for a portion of any excise tax, which may be assessed under the Internal Revenue Code in the event of a termination arising from a change of control of the Company.

Option Plans

During the years ended July 31, 2006 and 2005, there were no stock options granted to executive officers or employees. The following table sets forth certain information with respect to the options exercisable by each executive officer listed in the Summary Compensation Table set forth under the caption “Executive Compensation” during the year ended July 31, 2006 or held by such persons at July 31, 2006.

	Shares Acquired	Value	Number of Options at July 31, 2006		Value of Unexercised In-the-Money Options at July 31, 2006(1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael D. Andereck	—	—	220,000	0	$537,100	$0
B. Bruce Dale	—	—	135,000	0	$352,035	$0
J. Robert Gary	—	—	0	0	$0	$0
Kerry K. LeCrone	—	—	75,000	0	$154,101	$0
James R. Skinner	25,000	$127,386	120,000	0	$264,598	$0

(1)          Based upon the closing price of Docucorp Common Stock on July 31, 2006, which was $7.43 per share.

The following table sets forth information concerning the shares of Common Stock that may be issued upon exercise of options, warrants and rights under our 1997 Equity Compensation Plan as of July 31, 2006. Our 1997 Equity Compensation Plan is the only equity compensation plan with options and similar rights outstanding at July 31, 2006. The 1997 Equity Compensation Plan has been approved by our stockholders and will terminate in 2007. In addition, we granted restricted stock awards outside of our Equity Compensation Plan to employees of Newbridge Information Services, Inc. as part of the acquisition of the Newbridge business in September 2004, which grant was not submitted to our stockholders for approval.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan
1997 Equity Compensation Plan	2,002,620	$4.83	767,808
Newbridge Restricted Stock Grants	175,000	$7.90	None

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, our directors and executive officers and persons who own more than 10% of Docucorp Common Stock, are required to report their initial ownership of Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates have been established for these reports, and we are required to disclose in this proxy statement any failure to file by these dates. Based solely on our review of the copies of such forms received by us with respect to fiscal 2006, we believe that all of our directors, officers and persons who own more than 10% of a registered class of Docucorp’s equity securities timely filed these reports.

STOCK PRICE PERFORMANCE

Set forth below is a line graph indicating the stock price performance of Docucorp Common Stock for the period beginning July 31, 2001 and ending July 31, 2006 as contrasted with the NASDAQ Stock Market (US) Index and the NASDAQ Computer and Data Processing Index. The graph assumes that $100 was invested at the beginning of the period. No cash or stock dividends were paid during this period.

	7/31/2001	7/31/2002	7/31/2003	7/31/2004	7/31/2005	7/31/2006
Docucorp International, Inc.	100.00	358.42	180.13	218.23	182.52	196.53
NASDAQ Stock Market (US) Index	100.00	80.99	86.90	98.62	103.03	123.97
NASDAQ Computer & Data Processing Index	100.00	64.38	78.86	86.39	98.09	98.14

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is comprised of three independent directors and operates under a written charter adopted by the Board of Directors in accordance with applicable rules of the Securities and Exchange Commission and NASDAQ.

Management is responsible for our internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee also recommends to the Board of Directors the selection of our independent registered public accounting firm, reviews any non-audit services performed by our independent registered public accounting firm, reviews the findings and recommendations of our independent registered public accounting firm and periodically reviews major accounting policies and significant internal accounting control procedures.

In this context, the Audit Committee has met and held discussions with management, who represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed the consolidated financial statements with both management and the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (as amended), Communication with Audit Committees. Our independent registered public accounting firm also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent registered public accounting firm their independence.

PricewaterhouseCoopers LLP was the Company’s independent registered public accounting firm until December 15, 2005. On December 15, 2005, the Audit Committee of the Board of Directors of the Company appointed Grant Thornton LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ended July 31, 2006.

Based upon the Audit Committee’s discussion with management and the independent registered public accounting firm, and the Committee’s review of the representation of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended July 31, 2006 filed with the Securities and Exchange Commission.

The Audit Committee held 14 meetings in fiscal 2006.

Audit Committee
George F. Raymond, Chairman
Anshoo S. Gupta
Arthur R. Spector

REPORT OF THE COMPENSATION COMMITTEE

We are in a highly competitive industry. In order to succeed, we believe that we must be able to attract and retain outstanding executives, promote among them the economic benefits of stock ownership in Docucorp and motivate and reward executives who make contributions of special importance to the success of our business. We have structured our executive compensation program to support our strategic goals and objectives.

As a matter of policy, the Compensation Committee believes that the compensation of the executive officers should consist of a base salary, contingent cash bonus and equity compensation awards. Total compensation and base salary levels are based on generally subjective factors and include the contribution the executive officer made and is anticipated to make to our success, the level of experience and responsibility of the executive officer, the competitive position of our executive compensation and our historical levels of compensation for executive officers. Cash and/or stock bonuses are generally awarded based on the achievement of financial goals recommended by the Compensation Committee and approved by the Board of Directors. These goals may include a target range of revenue, pretax earnings, earnings per share, operating margins or other objective measurement consistent with long-term stockholder goals. The Compensation Committee approves a target range for specific financial goals and a range of potential bonus amounts for each executive. Actual bonuses are awarded primarily based on the actual achievement level of the specified corporate goals compared to the target range of achievement.

Equity compensation awards under the Docucorp Equity Compensation Plan are intended to align the interests of executives and key employees with the long-term interests of our stockholders and to encourage executives and key employees to remain in our employ. Awards under this plan are subjectively based on a number of factors, including the individual’s level of responsibility, the amount and term of options and restricted stock already held by the individual, the individual’s contributions and anticipated contributions to the achievement of our financial and strategic objectives and the achievement of our financial and strategic objectives. While our plan also permits the granting of stock options and stock appreciation rights, the Committee has more recently adopted restricted stock grants as the principal equity compensation alternative. The Committee believes that these grants are a more effective approach than traditional stock options because they allow the Committee greater flexibility in designing performance goals and similar criteria as part of the equity award.

During fiscal 2006, Mr. Andereck, Chief Executive Officer, was awarded 32,000 shares of restricted stock. For fiscal 2006, Mr. Andereck’s contingent cash bonus was based on the Company’s achievement of certain revenue and earnings per share targets. At the conclusion of the year ended July 31, 2006, the Compensation Committee granted an $86,000 bonus to Mr. Andereck based upon the Company’s achievement of certain revenue goals established by the Compensation Committee for Mr. Andereck. The earnings per share targets established for Mr. Andereck were not achieved. Mr. Andereck’s incentive compensation represented approximately 18% of his total cash compensation for fiscal 2006.

The Compensation Committee held three meetings in fiscal 2006.

Compensation Committee
John D. Loewenberg, Chairman
Milledge A. Hart, III
Arthur R. Spector

ADOPTION OF THE 2006 EQUITY COMPENSATION PLAN

Summary of the Plan

In August 2006, our Board of Directors adopted the Docucorp International, Inc. 2006 Equity Compensation Plan (the “Plan”), subject to the approval of our stockholders at the Annual Meeting. A copy of the Plan is set forth as Appendix A to this Proxy Statement

The purpose of the Plan is to provide (i) designated employees of the Company and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company with the opportunity to receive grants of incentive stock options (“ISO’s”), nonqualified stock options (“NQSO’s”), stock appreciation rights (“SAR’s”), restricted stock and performance units. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.

The Plan will become effective on December 5, 2006, assuming approval by the Company’s stockholders on such date. Assuming adoption of the Plan, our Compensation Committee will not grant any awards under the Plan until all remaining shares under Docucorp’s 1997 Equity Compensation Plan (the “Prior Plan”) have been utilized or the Prior Plan terminates.

The aggregate number of shares of common stock of the Company that may be issued or transferred under the Plan is 500,000 shares; the maximum number of shares of Company Stock that may be delivered pursuant to Incentive Stock Options is 500,000 shares; and the maximum number of shares of Company Stock which may be represented by Grants of Restricted Stock, SARs and Performance Units, shall not exceed 500,000 shares. The maximum aggregate number of shares of common stock that shall be subject to grants made under the Plan to any individual during any calendar year shall be 200,000 shares.

The Compensation Committee of the Board of Directors (the “Committee”) has the authority to determine to whom stock options and other equity compensation awards will be granted and the terms of any such award, including the number of shares subject to, and the vesting provisions of, the award. In no event shall options be granted to any Optionee in substitution for, or upon cancellation of, previously granted options to purchase Company Stock, or shall similar action be taken to effect the repricing of previously granted options. Subject to the terms of the Equity Compensation Plan, the Committee may also amend the terms of any outstanding award.

The option price per share of Common Stock under the Equity Compensation Plan is determined by the Committee at the time of each grant; provided, however, that the option price per share for any NQSO or ISO shall be equal to, or greater than the fair market value of the Common Stock at the time of the grant. If a person who owns 10% or more of the Company’s Common Stock (a “10% Stockholder”) is granted an ISO, the exercise price shall not be less than 110% of the fair market value on the date of grant. The term of each stock option may not exceed 10 years and in the case of a 10% Stockholder, the term may not exceed five years. Stock options are exercisable at such time or times as are determined by the Committee. Payment for the exercise price of an option is required to be made in cash or by such other method as the Committee may approve, including payments through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Payment of the exercise price and the amount of any withholding tax is due at the time of exercise. Unless sooner terminated, the Plan will terminate in 2016.

The aggregate fair market value (determined at the time of the grant) of the shares of Common Stock which any employee is first eligible to purchase in any calendar year by exercise of incentive stock option granted under the Plan and all incentive stock option plans of the Company cannot exceed $100,000. For this purpose, the fair market value (determined at the respective date of grant of each option) of the stock purchasable by exercise of an incentive stock option (or any installment) is counted against the $100,000 annual limitation for an employee only for the calendar year such stock is first purchasable under the terms of the option.

The Committee may grant shares of restricted stock pursuant to the Plan. A grant of shares of restricted stock represents the promise of the Company to issue shares of Common Stock of the Company on a predetermined date (the “Issue Date”) to an employee, provided the employee is continuously employed by the Company until the Issue Date. Prior to the vesting of the shares, the shares are not transferable by the participant and are forfeitable. At the time of the grant of shares of restricted stock, the Committee may impose restrictions or conditions, not inconsistent with the provisions of the Plan, including, but not limited to, performance criteria and continued employment for a specified time period. The Committee may provide performance criteria to the restricted stock grant in the form of time acceleration of vesting due to meeting stretch performance goals.

Tax Status

A recipient of stock options under the Plan (an “Optionee”) will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes, upon the grant of an ISO or NQSO.

When an NQSO is exercised, the Optionee will generally realize ordinary income (compensation) measured by the difference between the aggregate exercise price of the Common Stock as to which the NQSO is exercised and the aggregate fair market value of the Common Stock on the exercise date, and the Company generally will be entitled to a deduction equal to the amount the Optionee is required to treat as ordinary income, but only if the Company withholds federal income tax with respect to such amount. An Optionee’s holding period for the shares received on exercise of an NQSO will commence on the date the option is exercised, and his basis in the shares will equal his option price plus the amount included in income on exercise of the option.

An Optionee generally will not recognize any income upon the exercise of an ISO, but the exercise may, depending on particular factors relating to the Optionee, subject the Optionee to the alternative minimum tax. An Optionee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an ISO, provided that the Optionee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the ISO (the “Required Holding Period”). An Optionee disposing of such shares before the expiration of the Required Holding Periods will recognize ordinary income equal to the lesser of (i) the difference between the option price and the fair market value of the stock on the date of exercise, or (ii) the total amount of gain realized. The maximum federal income tax rate on the remaining gain or loss generally depends on how long the shares are held. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an ISO, except where the Optionee disposes of the shares of Common Stock received upon exercise before the expiration of the Required Holding Periods.

A recipient of a restricted stock grant will not be deemed to receive any income at the time shares of restricted stock are granted or issued, nor will the Company be entitled to a deduction at that time. However, when shares of restricted stock vest, the recipient will generally be deemed to have received compensation taxable as ordinary income in an amount equal to the fair market value of the shares of restricted stock on the date on which they vest. If, however, a recipient files an appropriate election under Section 83(b) of the Code with the IRS within thirty days of the issuance of the restricted stock, such person will be deemed to have received compensation taxable as ordinary income in an amount equal to the fair market value of the shares of restricted stock on the date on which they are issued. The recipient of a restricted stock grant award will not be entitled to a deduction if the restricted stock is subsequently forfeited. The Company will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the recipient.

The tax consequences of SAR’s and performance units are not discussed herein, as the Company has not granted either of the foregoing at the present time and has no current expectation to do so.

Current Information Regarding Equity Compensation Plans

As of our most recent fiscal year end, (i) a total of 2.0 million shares were covered by outstanding options granted under the Prior Plan, at option prices ranging from $2.59 to $13.50 per share (the weighted average price being $4.83) and with expiration dates ranging from August 2007 to August 2013 (the weighted average term to expiration being 4.56 years); and (ii) 287,000 shares were subject to outstanding restricted stock awards under the Prior Plan and vest on dates ranging from October 31, 2006 to October 31, 2011. On July 31, 2006, the closing market price for a share of Company common stock was $7.43. As of July 31, 2006, no SARs or awards other than the options and restricted stock awards, as described above, are outstanding under the Prior Plan.

Information about options and restricted stock granted during the Company’s 2006 fiscal year under the Prior Plan to the Chief Executive Officer and the four other most highly compensated executive officers can be found in the table under the heading “Executive Compensation” and “Option Plans” above. During the 2006 fiscal year, there were no options granted to current executive officers as a group or to any employees (excluding executive officers) as a group under the Prior Plan. During the 2006 fiscal year, 74,000 shares of restricted stock were granted to current executive officers as a group under the Prior Plan and 22,000 shares of restricted stock were granted under the Prior Plan to all employees (excluding executive officers) as a group.

Required Vote

Approval of the 2006 Equity Compensation Plan requires the affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting. The Board of Directors recommends a vote FOR approval of the 2006 Equity Compensation Plan.

INDEPENDENT ACCOUNTANTS

Change in Principal Public Accounting Firm

On December 15, 2005, the Company’s Audit Committee dismissed PricewaterhouseCoopers LLP as its independent registered public accounting firm, and retained Grant Thornton LLP as its independent registered public accounting firm.

The reports of PricewaterhouseCoopers LLP with respect to the Company’s consolidated financial statements as of and for the years ended July 31, 2005 and 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the years ended July 31, 2005 and 2004 and through December 15, 2005, the Company had no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference thereto in their reports on the consolidated financial statements of the Company for such years.

During the years ended July 31, 2005 and 2004 and through December 15, 2005, the Company had no reportable events as described in Item 304 (a)(1)(v) of Regulation S-K.

The Company provided PricewaterhouseCoopers LLP with a copy of the above disclosures and requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with such disclosures. The letter of PricewaterhouseCoopers LLP to the SEC, dated December 15, 2005, was an exhibit to the Company’s December 21, 2005 Form 8-K and included the following text:

“We have read the statements made by Docucorp International, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K report of Docucorp International, Inc. dated December 15, 2005. We agree with the statements concerning our Firm in such Form 8-K.”

During the years ended July 31, 2005 and 2004 and through December 15, 2005, the Company did not consult with Grant Thornton LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Grant Thornton LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue except as follows: Grant Thornton LLP was consulted on the application of Statement of Financial Accounting Standard No. 109, Accounting for Income Taxes, for the year ended July 31, 2005, to which Grant Thornton LLP concluded that the Company’s application was appropriate; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Fees Paid to, and Independence of, Registered Public Accounting Firm

The following table sets forth the aggregate fees billed to us for the fiscal year ended July 31, 2006 and 2005 by our principal accounting firms, Grant Thornton LLP and PricewaterhouseCoopers LLP:

Fiscal Year	Annual Audit Fees(1)	Audit Related Fees(2)	Tax Fees(3)	All Other Fees(4)
Grant Thornton LLP
2006	$386,000	$8,000	—	—
2005	$15,000	—	$14,000	—
PricewaterhouseCoopers LLP
2006	$77,000	$9,000	$192,000	$2,000
2005	$738,000	—	$250,000	$2,000

(1)          Annual audit fees relate to professional services rendered for the audit of our consolidated financial statements, subsidiary and statutory audits, the issuance of consents and assistance with review of documents filed with the SEC. Audit fees in 2006 and 2005 also include fees for audit and attestation with respect to internal control over financial reporting. Fees of PricewaterhouseCoopers for the year ended July 31, 2006 were for services rendered for a quarterly review.

(2)          Audit related fees are for accounting advisory services.

(3)          Tax fees include fees for tax planning, tax consultation, preparation of tax returns both in the United States and the United Kingdom and tax consulting related to expatriate assignees.

(4)          For fiscal 2006 and 2005, all other fees are for a subscription to a research database.

Representatives of Grant Thornton LLP, our independent registered public accounting firm, are expected to be present at the annual meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. The Audit Committee has the responsibility to engage and terminate our independent registered public accounting firm, to pre-approve their performance of audit services and permitted non-audit services, to approve all audit and non-audit fees and to set guidelines for permitted non-audit services and fees. All fees for fiscal 2006 requiring pre-approval were pre-approved by the Audit Committee or were within pre-approved guidelines for permitted non-audit services and fees established by the Audit Committee, and there were no instances of waiver of approval requirements or guidelines during the same periods.

STOCKHOLDERS’ PROPOSALS

Any proposals that our stockholders desire to have presented at the 2007 Annual Meeting of stockholders must be received by us at our principal executive offices no later than August 1, 2007 and must also comply with the notice, information and other provisions contained in our bylaws.

MISCELLANEOUS

The accompanying proxy is being solicited on behalf of the Board of Directors. We will pay the costs associated with preparing, printing and mailing the form of proxy and the material used in the solicitation thereof. In addition to the use of mails, proxies may be solicited by persons we regularly employ, by personal interview, telephone, e-mail and telegraph. Such persons will receive no additional compensation for such services, but will be reimbursed for any out-of-pocket expenses incurred by them in connection with such services. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and we may reimburse such persons for reasonable out-of-pocket expenses incurred by them in connection therewith.

Certain stockholders who hold their shares in street name and live in the same household may receive only one copy of this Proxy Statement and Annual Report. This practice is known as “householding.”  If you hold your shares in street name and would like additional copies of these materials, please contact your broker. If you receive multiple copies and would prefer to receive only one, please contact your broker as well. We do not currently use householding for record holders and will send notice to record holders before using householding, giving record holders the opportunity to continue to receive multiple copies in the same household.

By Order of the Board of Directors,

Barry R. Werner
Secretary
Dallas, Texas
October 25, 2006

Appendix A

DOCUCORP INTERNATIONAL, INC.
2006 EQUITY COMPENSATION PLAN

The purpose of the Docucorp International, Inc. 2006 Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of Docucorp International, Inc. (the “Company”) and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the “Board”) with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and performance units. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders.

The Plan shall become effective on December 5, 2006, assuming approval by the Company’s stockholders on such date.

1.     Administration

(a)   Committee.   The Plan shall be administered and interpreted by the Compensation Committee of the Board of Directors (the “Committee”). The Committee shall consist of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and related Treasury regulations and may be “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). References in the Plan to the “Committee” shall be deemed to include the Board, with respect to ratification or approval of grants made to Non-Employee Directors.

(b)   Committee Authority.   The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability and (iv) deal with any other matters arising under the Plan.

(c)   Committee Determinations.   The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

2.     Grants

Awards under the Plan may consist of grants of incentive stock options as described in Section 5 (“Incentive Stock Options”), nonqualified stock options as described in Section 5 (“Nonqualified Stock Options”) (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as “Options”), restricted stock as described in Section 6 (Restricted Stock”), stock appreciation rights as described in Section 7 (“SARs”), and performance units as described in Section 8 (“Performance Units”) (hereinafter collectively referred to as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the

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“Grant Instrument”) or an amendment to the Grant Instrument. The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees.

3.     Shares Subject to the Plan

(a)   Shares Authorized.   Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued or transferred under the Plan is 500,000 shares, the maximum number of shares of Company Stock that may be delivered pursuant to Incentive Stock Options is 500,000 shares; and the maximum number of shares of Company Stock which may be represented by Grants of Restricted Stock, SARs and Performance Units, as described in Sections 6, 7 and 8 of the Plan, shall not exceed 500,000 shares. The maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 200,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any shares of Restricted Stock or Performance Units are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

(b)   Adjustments.   If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

4.     Eligibility for Participation

(a)   Eligible Persons.   All employees of the Company and its subsidiaries (“Employees”), including Employees who are officers or members of the Board, and members of the Board who are not Employees (“Non-Employee Directors”), shall be eligible to participate in the Plan. Consultants and advisors who perform services to the Company or any of its subsidiaries (“Key Advisors”) shall be eligible to participate in the Plan if the Key Advisors render bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction.

(b)   Selection of Grantees.   The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Employees, Key Advisors and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as “Grantees”. In no event shall Options be granted to any Grantee in substitution for, or upon cancellation of, previously granted Options to purchase Company Stock, or shall similar action be taken to effect the “repricing” of previously granted Options.

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5.     Granting of Options

(a)   Number of Shares.   The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

(b)   Type of Option and Price.

(i)    The Committee may grant Incentive Stock Options that are intended to qualify as “incentive stock options” within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.

(ii)   The purchase price (the “Exercise Price”) of Company Stock subject to an Option shall be determined by the Committee but in all cases shall be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

(iii)  So long as the Company Stock is publicly traded, Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

(c)   Option Term.   The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

(d)   Exercisability of Options.   Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument or an amendment to the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(e)   Termination of Employment, Disability or Death.

(i)    Except as provided below, an Option may only be exercised while the Grantee is employed by the Company as an Employee, Key Advisor or member of the Board. In the event that a Grantee ceases to be employed by the Company for any reason other than a “disability” or death, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of

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the Option term. Any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date. Notwithstanding the foregoing provisions of this Section, in the event a Grant issued under the Plan is subject to Section 409A of the Code, then, to the extent necessary to comply with the requirements of Section 409A of the Code, a Grantee shall be considered to cease employment with the Company for any reason other than a disability or death, provided that such employment shall cease in accordance with the definition of “separation from service” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

(ii)   In the event the Grantee ceases to be employed by the Company because the Grantee is “disabled”, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee’s Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

(iii)  If the Grantee dies while employed by the Company or within 90 days after the date on which the Grantee ceases to be employed on account of a termination of employment specified in Section 5(e)(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

(iv)  For purposes of this Section 5(e) and Sections 6, 7 and 8:

(A)  The term “Company” shall mean the Company and its parent and subsidiary corporations.

(B)   “Employed by the Company” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Restricted Stock and Performance Units, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor and member of the Board), unless the Committee determines otherwise.

(C)   “Disability” shall mean a Grantee’s becoming disabled within the meaning of section 22(e)(3) of the Code. Notwithstanding the foregoing provisions of this Section 5(e)(iv)(C), in the event a Grant issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “disability” for purposes of such Grant shall be the definition of “disability” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

(v)    Notwithstanding anything to the contrary in this Plan, (i) if upon the date of a Grantee’s termination of employment with the Company, the Grantee is a “specified employee” within the meaning of Section 409A of the Code, and the delay of any amounts otherwise payable under this Plan as a result of the Grantee’s termination of employment is necessary in order to prevent any accelerated or additional tax to Grantee under Section 409A of the Code, then the Company will delay the payment of any such amounts hereunder until the date that is six (6) months following the date of Grantee’s termination of employment with the Company at which time any such delayed amounts will be paid to Grantee in a single lump sum.

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(f)    Exercise of Options.   A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option in cash or by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 10) at the time of exercise.

(g)   Limits on Incentive Stock Options.   Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary (within the meaning of section 424(f) of the Code).

6.     Restricted Stock Grants

The Committee may issue or transfer shares of Company Stock to an Employee, Non-Employee Director or Key Advisor under a Grant of Restricted Stock, upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted Stock:

(a)   General Requirements.   Shares of Company Stock issued or transferred pursuant to Restricted Stock Grants may be issued or transferred for consideration or for no consideration, as determined by the Committee. The Committee may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

(b)   Number of Shares.   The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Restricted Stock Grant and the restrictions applicable to such shares.

(c)   Requirement of Employment.   If the Grantee ceases to be employed by the Company (as defined in Section 5(e)) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d)   Restrictions on Transfer and Legend on Stock Certificate.   During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock except to a Successor Grantee under Section 11(a). Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares have lapsed.

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(e)   Right to Vote and to Receive Dividends.   Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

(f)    Lapse of Restrictions.   All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that the restrictions shall lapse without regard to any Restriction Period.

7.     Stock Appreciation Rights

(a)   General Requirements.   The Committee may grant stock appreciation rights (“SARs”) to an Employee, Non-Employee Director or Key Advisor. The Committee shall establish the base amount of the SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

(b)   Exercisability.   A SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by the Company or during the applicable period after termination of employment as described in Section 5(e).

(c)   Value of SARs.   When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for an SAR is the amount by which (i) the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds (ii) the base amount of the SAR as described in Subsection (a).

(d)   Form of Payment.   The Committee shall determine whether the appreciation in a SAR shall be paid in the form of cash, shares of Company Stock, or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.

8.     Performance Units

(a)   General Requirements.   The Committee may grant performance units (“Performance Units”) to an Employee or Key Advisor. Each Performance Unit shall represent the right of the Grantee to receive an amount based on the value of the Performance Unit, if performance goals established by the Committee are met. A Performance Unit shall be based on the Fair Market Value of a share of Company Stock or on such other measurement base as the Committee deems appropriate. The Committee shall determine the number of Performance Units to be granted and the requirements applicable to such Units.

(b)   Performance Period and Performance Goals.   When Performance Units are granted, the Committee shall establish the performance period during which performance shall be measured (the “Performance Period”), performance goals applicable to the Units (“Performance Goals”) and such other conditions of the Grant as the Committee deems appropriate. Performance Goals may relate to the financial performance of the Company or its operating units, the performance of Company Stock, individual performance, or such other criteria as the Committee deems appropriate.

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(c)   Payment with respect to Performance Units.   At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units are met and the amount, if any, to be paid with respect to the Performance Units. Payments with respect to Performance Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee.

(d)   Requirement of Employment.   If the Grantee ceases to be employed by the Company (as defined in Section 5(e)) during a Performance Period, or if other conditions established by the Committee are not met, the Grantee’s Performance Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

9.     Qualified Performance-Based Compensation.

(a)   Designation as Qualified Performance-Based Compensation.   The Committee may determine that Performance Units or Restricted Stock granted to an Employee shall be considered “qualified performance-based compensation” under Section 162(m) of the Code. The provisions of this Section 9 shall apply to Grants of Performance Units and Restricted Stock that are to be considered “qualified performance-based compensation” under Section 162(m) of the Code.

(b)   Performance Goals.   When Performance Units or Restricted Stock that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (i) the objective performance goals that must be met in order for restrictions on the Restricted Stock to lapse or amounts to be paid under the Performance Units, (ii) the Performance Period during which the performance goals must be met, (iii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions, including without limitation provisions relating to death, disability, other termination of employment or Change of Control, that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code. The performance goals may relate to the Employee’s business unit or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

(c)   Establishment of Goals.   The Committee shall establish the performance goals in writing either before the beginning of the Performance Period or during a period ending no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

(d)   Maximum Payment.   If Restricted Stock, or Performance Units measured with respect to the fair market value of Company Stock, are granted, not more than 200,000 shares of Company Stock may be granted to an Employee under the Performance Units or Restricted Stock for any Performance Period. If Performance Units are measured with respect to other criteria, the maximum amount that may be paid to an Employee with respect to a Performance Period is $500,000.

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(e)   Announcement of Grants.   The Committee shall certify and announce the results for each Performance Period to all Grantees immediately following the announcement of the Company’s financial results for the Performance Period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Restricted Stock or Performance Units for the Performance Period shall be forfeited.

10.   Withholding of Taxes

(a)   Required Withholding.   All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such Grants. In the case of Options and other Grants paid in Company Stock, the Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(f)    Election to Withhold Shares.   If the Committee so permits, a Grantee may elect to satisfy the Company’s income tax withholding obligation with respect to an Option, SAR, Restricted Stock or Performance Units paid in Company Stock by having shares withheld up to an amount that does not exceed the Grantee’s applicable marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

11.   Transferability of Grants

(a)   Nontransferability of Grants.   Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee (“Successor Grantee”) may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

(b)   Transfer of Nonqualified Stock Options.   Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members or other persons or entities according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

12.   Change of Control of the Company

As used herein, a “Change of Control” shall be deemed to have occurred if:

(a)   Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 51% or more of the voting power of the then outstanding securities of the Company; or

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(b)   The shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 51% or more of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company.

Notwithstanding the foregoing provisions of this Section 12, in the event a Grant issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Change of Control” for purposes of such Grant shall be the definition provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

13.   Consequences of a Change of Control

(a)   Notice and Acceleration.   Upon a Change of Control, unless the Committee determines otherwise, (i) the Company shall provide each Grantee with outstanding Grants written notice of such Change of Control, (ii) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (iii) the restrictions and conditions on all outstanding Restricted Stock shall immediately lapse, and (iv) Grantees holding Performance Units shall receive a payment in settlement of such Performance Units, in an amount determined by the Committee, based on the Grantee’s target payment for the Performance Period and the portion of the Performance Period that precedes the Change of Control.

(b)   Assumption of Grants.   Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation.

(c)   Other Alternatives.   Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change of Control, the Committee may take one or both of the following actions: the Committee may (i) require that Grantees surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, or (ii) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

14.   Amendment and Termination of the Plan

(a)   Amendment.   The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required by Sections 162(m), 421 and 422 of the Code.

(b)   Termination of Plan.   The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

(c)   Termination and Amendment of Outstanding Grants.   A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee

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consents. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be amended by agreement of the Company and the Grantee consistent with the Plan.

(d)   Governing Document.   The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

15.   Funding of the Plan

This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

16.   Rights of Participants

Nothing in this Plan shall entitle any Employee, Key Advisor, Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

17.   No Fractional Shares

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

18.   Miscellaneous

(a)   Grants in Connection with Corporate Transactions and Otherwise.   Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

(b)   Compliance with Law.   The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

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(c)   Governing Law.   The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of State of Delaware.

19.   Section 409A.

To the extent this Plan provides for nonqualified deferred compensation, it is intended to satisfy the provisions of Section 409A of the Code and related regulations and Treasury pronouncements. If any provision herein results in the imposition of an excise tax on any Grantee under Section 409A of the Code, any such provision will be reformed to avoid any such imposition in such manner as the Committee determines is appropriate to comply with Section 409A of the Code.

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PROXY
DOCUCORP INTERNATIONAL, INC.

The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Docucorp International, Inc. (the “Company”) to be held on December 5, 2006, at 9:00 a.m., C.S.T., and the Proxy Statement in connection therewith, and (b) appoints Milledge A. Hart and Michael D. Andereck, or each of them, his proxies with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting or at any adjournment thereof, and the undersigned directs that his proxy be voted as follows:

1. ELECTION OF DIRECTORS

☐ FOR nominees listed below except as marked to the contrary below	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Milledge A. Hart, III, Michael D. Andereck, Anshoo S. Gupta, John D. Loewenberg, George F. Raymond and Arthur R. Spector
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below.

2. ADOPTION OF THE 2006 EQUITY COMPENSATION PLAN

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. To vote upon other such matters that may legally come before the meeting or any adjournment or postponement thereof.

(Continued and to be signed on reverse side)

(Continued from other side)

If more than one of the proxies listed on the reverse side shall be present in person or by substitute at the meeting or any adjournment thereof, the majority of said proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS AND FOR THE ADOPTION OF THE 2006 EQUITY COMPENSATION PLAN.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

Dated:

Signature

(Signature if held jointly)

Please date the proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. Please sign the proxy and return it promptly whether or not you expect to attend the meeting. If you do attend, you may revoke your proxy and vote in person if you so desire.

PLEASE MARK, SIGN, DATE AND MAIL IN THE RETURN ENVELOPE PROVIDED HEREWITH.